Exhibit 99.2

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

AUDITED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2023 AND 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of China Health Industries Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying balance sheets of Heilongjiang HempCan Pharmaceuticals Co., Ltd. (the “Company”) as of June 30, 2022 and 2023, and the related statements of operations and comprehensive loss, and shareholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph-Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 2 to the financial statements, the Company had an accumulated deficit of $233,157. The Company incurred net loss of $93,990 for year ended June 30, 2023. The cash used in operating activities were $183,093 for the year ended June 30, 2023. The Company has accumulated loss since inception which raise doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Assentsure PAC

We have served as the Company’s auditors since 2023.

Singapore

May 16, 2024

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

BALANCE SHEETS

IN US DOLLARS

	June 30, 2023	June 30, 2022
ASSETS

Current assets
Cash and cash equivalents	$10,459	$164,075
Prepayments and other current assets	16,028	10,691
Advances to suppliers, net	1,379	8,134
Total current assets	$27,866	$182,900

Total assets	$27,866	$182,900

LIABILITIES AND EQUITY

Current liabilities
Short-term loans	$34,477	$-
Accounts payable	351	380
Other payables and accrued expenses	8,406	16,143
Amounts due to related parties	43,522	131,425
Taxes payable	-	1,130
Total current liabilities	$86,756	$149,078

Equity
Additional paid-in capital	179,661	179,661
Accumulated deficit	(233,157)	(139,167)
Accumulated other comprehensive loss	(5,394)	(6,672)
Total stockholders’ (deficit) equity	$(58,890)	$33,822

Total liabilities and equity	$27,866	$182,901

The accompanying notes are an integral part of these financial statements.

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
IN US DOLLARS

	For the year Ended June 30,
	2023	2022

REVENUE	$73,361	$151,234

COST OF REVENUE	68,325	129,438

GROSS PROFIT	5,036	21,797

OPERATING EXPENSES
General and administrative expenses	98,930	28,934
Total operating expenses	98,930	28,934

LOSS FROM OPERATIONS	(93,894)	(7,138)

OTHER INCOME/(EXPENSES)
Interest income	172	17
Bank charges	(268)	(96)
Total other expenses, net	(96)	(79)

LOSS BEFORE INCOME TAXES	(93,990)	(7,217)

Provision for income taxes	-	-

NET LOSS	(93,990)	(7,217)

Foreign currency translation gain/(loss)	1,278	(1,263)

COMPREHENSIVE LOSS	$(92,712)	$(5,954)

The accompanying notes are an integral part of these financial statements.

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

STATEMENTS OF STOCKHOLDERS’ EQUITY

IN US DOLLARS

	Additional Paid-in	Accumulated	Statutory	Accumulated Other Comprehensive	Total Stockholders’ (deficit)
	Capital	deficit	Reserve	loss	equity
Balance, June 30, 2021	$179,661	$(131,950)	-	$(5,409)	$42,302

Net loss	-	(7,217)	-	-	(7,217)
Other comprehensive loss - Translation adjustment	-	-	-	(1,263)	(1,263)

Balance, June 30, 2022	$179,661	$(139,167)	$-	$(6,672)	$33,822

Net loss	-	(93,990)	-	-	(93,990)

Other comprehensive income - Translation adjustment	-	-	-	1,278	1,278
Balance, June 30, 2023	$179,661	$(233,157)	$-	$(5,394)	$(58,890)

The accompanying notes are an integral part of these financial statements.

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

STATEMENTS OF CASH FLOWS

IN US DOLLARS

	For the years Ended June 30
	2023	2022
Cash Flows from Operating Activities
Net loss from operations	$(93,990)	$(7,217)
Changes in operating assets and liabilities
Prepayments and other current assets	(6,418)	3,842
Advances to suppliers	6,397	855
Accounts payables	-	(27,490)
Other payables and accrued expenses	(6,783)	9,004
Amounts due from related parties	-	39,037
Amounts due to related parties	(81,211)	136,366
Taxes payable	(1,089)	1,173
Net cash (used in)/provided by operating activities	(183,093)	155,570

Cash Flows from Financing Activity
Proceeds from short-term bank loans	35,953	-
Net cash provided by financing activity	35,953	-

Effect of exchange rate changes on cash and cash equivalents	(6,476)	(6,166)

Net (decrease)/increase in cash and cash equivalents	(153,616)	149,404

Cash and cash equivalents, beginning balance	164,075	14,671
Cash and cash equivalents, closing balance	10,459	164,075

Supplemental cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest expenses	$-	$-

The accompanying notes are an integral part of these financial statements.

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

Note 1 - ORGANIZATION AND NATURE OF OPERATIONS

Heilongjiang HempCan Pharmaceuticals Co., Ltd. (“HempCan” or the “Company”) was incorporated on May 22, 2019 in accordance with PRC laws, has been engaging in Research Development, production and marketing of innovative drugs as well as medical devices and functional food. HempCan commits itself to providing an innovative treatment to patients by developing a treatment approach with combination of anticancer, immune improvement and pain relief. In addition, HempCan also cooperates with universities and individual advisors to develop new products and new technique. Currently, HempCan owns two anticancer drugs and holds the business permit to plant hemp, hemp seed growing, cannabidiol (CBD) extraction and deep processing for other hemp products.

Note 2 - Going concern

As indicated in the financial statements, the Company had a net loss of approximately $93,990 for the year ended June 30, 2023; and negative working capital of approximately $58,890 as of June 30, 2023. Management of the Company has considered whether there is substantial doubt about the Company’s ability to continue as a going concern due to the significant recurring operating losses in 2023 and 2022. In addition, the major shareholder of the Company pledged to give financial support to continue the Company’s operations if they have cash issues. In assessing the Company’s liquidity, management monitors and analyzes its cash on hand and its operating expenses, and existing regulatory obligations and commercial commitments.

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The major shareholder of the Company has pledged to give financial support for the Company’s operations in China, there can be assurance that this support will be sufficient to enable the Company to continue as a going concern.

Note 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of the Company’s significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management (“Management”), which is responsible for the integrity and objectivity of the financial statements and notes. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The financial statements of the Company reflect the principal activities of the Company.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB ASC Topic 820 that applies to the Company requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

Fair Value Measurements

FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value, and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the fair value of the Company’s debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below:

Level 1 –	observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

Level 2 –	other significant observable inputs, including quoted prices for similar securities, interest rates, credit risk, etc.

Level 3 –	significant unobservable inputs, including the Company’s own assumptions in determining the fair value of investments.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or a nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets or liabilities carried and measured on a recurring basis during the reporting periods.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors, including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant discretion of Management. For other financial instruments, pricing inputs are less observable in the market and may require judgment of Management.

Translation of Foreign Currencies

HempCan maintain books and accounting records in PRC currency “Renminbi” (“RMB”), which has been determined as the functional currency.

Transactions denominated in currencies other than the functional currencies are recorded at the exchange rates prevailing on the date of the transactions, as quoted by the Federal Reserve Board. Foreign currency exchange gains and losses resulting from these transactions are included in operations.

HempCan’s financial statements are translated into the reporting currency, the United States Dollar (“USD”). Assets and liabilities of the above entities are translated at the prevailing exchange rate at each reporting period end date. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from the translation of these financial statements are reflected as accumulated other comprehensive income in shareholders’ equity.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires Management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained, and as the Company’s operating environment changes. Significant estimates and assumptions by Management include, among others, advances to suppliers and deferred taxes. While Management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and Cash in Bank which are unrestricted as to withdrawal. As of June 30, 2023 and 2022, the Company had cash equivalents were $10,459 and $164,075, respectively.

Advances to Suppliers

The Company periodically makes advances to certain vendors for purchases of raw materials or to service providers for services relating to food processing service, and records these payments as advances to suppliers. As of June 30, 2023 and 2022, advances to suppliers amounted to $1,379 and $8,134, respectively.

Revenue Recognition

The Company recognizes revenue at the amount to which it expects to be entitled when control of the products or services is identified in any contract and transferred to its customers. Control is generally transferred when the Company has a present right to payment and title and the significant risks and rewards of ownership of products or services are transferred to its customers while performance obligation are completed. For most of the Company’s products net sales, control transfers when products are shipped and transaction price are determined. The majority of the Company’s revenue relates to the sale of inventory to customers, and revenue is recognized when control of the products or services is transferred to its customers that reflects the performance obligations are properly allocated with transaction price and satisfied in the contract. Given the nature of the Company’s business and the applicable rules guiding revenue recognition, the Company’s revenue recognition practices do not contain estimates that materially affect the results of operations. The Company records revenue at the discounted selling price and allows its customers to return products for exchange or credit subject to certain limitations. A provision for such returns is recorded based upon historical experience. There has been no provision recorded for returns based upon historical experience for the year ended June 30, 2023 and 2022, respectively.

Cost of Goods Sold

Cost of goods sold consists primarily of the costs of raw materials, direct labor, rental costs of equipment and costs associated with the manufacturing process.

Income Taxes

The Company adopts FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize the benefits or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

As a result of the implementation of FIN 48 (ASC 740-10), the Company undertook a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48 (ASC 740-10). The Company recognized no material adjustments to liabilities or stockholders’ equity as a result of the implementation. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from the Company’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or deferred tax asset valuation allowance.

Enterprise Income Tax

Under the Provisional Regulations of the PRC Concerning Income Tax on Enterprises promulgated by the PRC (the “EIT Law”), income tax is payable by enterprises at a rate of 25% of their taxable income.

Value Added Tax

The Provisional Regulations of the PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax (“VAT”) is imposed on goods sold in, or imported into, the PRC and on processing, repair and replacement services provided within the PRC.

VAT payable in the PRC is charged on an aggregated basis at a rate of from 3% to 13% in the years ended June 30, 2023 and 2022 (depending on the type of goods involved) on the full price collected for the goods sold. As of June 30, 2023 and 2022, VAT payables were $Nil and $1,117, respectively.

Concentrations of Business and Credit Risks

All of the Company’s manufacturing is located in the PRC. There can be no assurance that the Company will be able to successfully continue to manufacture its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Moreover, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, prices of raw materials, competition, governmental and political conditions, and changes in regulations. Since the Company is dependent on trade in the PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to the risks of restrictions on transfer of funds, domestic customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations. The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting periods.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments (ASU 2016-13). The main objective of the standard is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. In issuing this standard, the FASB is responding to criticism that today’s guidance delays recognition of credit losses. The standard will replace today’s “incurred loss” approach with an “expected loss” model. The new model, referred to as the current expected credit loss (“CECL”) model, will apply to: (1) financial assets subject to credit losses and measured at amortized cost, and (2) certain off-balance sheet credit exposures. The standard is applicable to loans, accounts receivable, trade receivables, and other financial assets measured at amortized cost, loan commitments and certain other off-balance sheet credit exposures, debt securities (including those held-to-maturity) and other financial assets measured at fair value through other comprehensive income, and beneficial interests in securitized financial assets. The CECL model does not apply to available-for-sale debt securities. For available-for-sale debt securities with unrealized losses, entities will measure credit losses in a manner similar to what they do today, except that the credit losses will be recognized as allowances rather than reductions in the amortized cost of the securities. Accordingly, the new methodology will be utilized when assessing the Company’s financial instruments for impairment. As a result, entities will recognize improvements to estimated credit losses immediately in earnings rather than as interest income over time, as they do today. The ASU also simplifies the accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 also expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. ASU 2016-13 is effective for years beginning after December 15, 2019, including interim periods within those fiscal years under a modified retrospective approach. Early adoption is permitted for the periods beginning after December 15, 2018. The Company adopted the guidance from July 1, 2020. The Company finalized its analysis and the adoption of this guidance has no material impact on the Company’s financial statements and its internal controls over financial reporting.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement (ASU 2018-13), which modifies the disclosure requirements on fair value measurements, including removing the requirement to disclose (1) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, (2) the policy for timing of transfers between levels and (3) the valuation processes for Level 3 fair value measurements. ASU 2018-13 also added new disclosures including the requirement to disclose (a) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and (b) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. ASU 2018-13 is effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2019 and early adoption is permitted. This standard will only impact the disclosures pertaining to fair value measurements. The Company adopted the guidance from July 1, 2020. The Company finalized its analysis and the adoption of this guidance has no material impact on the Company’s financial statements and its internal controls over financial reporting.

NOTE 4 - ADVANCES TO SUPPLIERS, NET

The advances to suppliers, net consisted of the following:

	June 30, 2023	June 30, 2022
Advances to suppliers	$1,379	$8,134
Less: Allowance for doubtful accounts	-	-
Total advances to suppliers, net	$1,379	$8,134

Advances to suppliers consist of mainly payments to vendors for purchase of raw materials or to service providers for services relating to food processing service.

Note 5 – PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets consist of the following:

	June 30, 2023	June 30, 2022
Prepaid rents	$6,005	$-
Prepaid service fee	9,846	10,661
Employee social security	177	30
Total prepayments and other current assets	$16,028	$10,691

NOTE 6 - SHORT-TERM LOANS

Short-term loans of the Company consisted of the following:

	Jun 30, 2023
	Principle Amount	Annual Interest Rate	Contract term
	US$
China Construction Bank	$34,477	3.95%	2023.05.18-2024.5.18

On May 18, 2023, the Company signed a loan contract with China Construction Bank, the loan amount is RMB 250,000 ($34,477), term for this loan is May 18, 2023 to May 18, 2024 with borrowing interest rate of 3.95% and unsecured.

NOTE 7 - OTHER PAYABLES AND ACCRUED EXPENSES

The other payables and accrued expenses consisted of the following:

	June 30, 2023	June 30, 2022
Other payable	$6,895	$7,465
Wages payable	1,511	8,678
Total other payables and accrued expenses	$8,406	$16,143

NOTE 8 - AMOUNT DUE TO RELATED PARTIES

(a) Nature of Relationships with Related Parties:

Name	Relationship with the Company
Mr. Xin Sun	Chief Executive Officer (“CEO”), the legal representative of the Company
Harbin Yuanma Technology Co., Ltd.	An entity controlled by one of the shareholders of the Company

(b) Due to Related Parties

	June 30, 2023	June 30, 2022
Mr. Xin Sun	$10,579	$70,513
Harbin Yuanma Technology Co., Ltd.	32,943	60,913
Total due to related parties	$43,522	$131,425

As of June 30, 2023 and 2022, the balance due to related parties mainly consisted of advances from the Company’s related parties for daily operating funds purposes and leasing production equipment during the Company’s normal course of business. These advances are unsecured, non-interest bearing, and due on demand.

NOTE 9 - INCOME TAXES

(a) Corporate income taxes

Under the EIT Law, the standard EIT rate is 25%. The PRC subsidiaries of the Company are subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate.

The provision for income taxes of the Company consisted of the following for the year ended June 30, 2023 and 2022:

For the year Ended
June 30,
	2023	2022
Current provision:
PRC	$-	$-
Total current provision	-	-
Deferred provision:
PRC	-	-
Total deferred provision	-	-
Total provision for income taxes	$-	$-

The deferred tax assets of the Company were $Nil and $Nil for the year ended June 30, 2023 and 2022.

(b) Value-Added Tax

The Provisional Regulations of the PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax (“VAT”) is imposed on goods sold in, or imported into, the PRC and on processing, repair and replacement services provided within the PRC.

VAT payable in the PRC is charged on an aggregated basis at a rate of from 3% to 13% in the years ended June 30, 2023 and 2022 (depending on the type of goods involved) on the full price collected for the goods sold. As of June 30, 2023 and 2022, VAT payables were $Nil and $1,117, respectively.

Taxes Payable

Taxes payable consisted of the following:

	June 30,	June 30,
	2023	2022

Value added tax payable	$-	$1,117
City and supplement taxes	-	13
Total tax payable	$-	$1,130

NOTE 10 EQUITY

Statutory Reserve

The Company is required to make appropriations to reserve funds, comprisings the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the US (US GAAP). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with US GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors. As of June 30, 2023 and 2022, the balance of the required statutory reserves was both $Nil.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company’s assets are located in the PRC and revenues are derived from operations in the PRC.

In terms of industry regulations and policies, the economy of the PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the Chinese government. For example, all land is state owned and leased to business entities or individuals through the government’s granting of Land Use Rights. The granting process is typically based on government policies at the time of granting and can be lengthy and complex. This process may adversely affect the Company’s future manufacturing expansions. The Chinese government also exercises significant control over the PRC’s economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks, instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company’s performance.

The Company had no rental commitment as of June 30, 2023 and 2022.

NOTE 12 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined that there are no additional items to disclose.